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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SINO CHARTER INC.
(Name of small business issuer in its charter)

Nevada	5960
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification #)
Organization)	Classification Code)

SINO CHARTER INC.	CORPORATION TRUST COMPANY OF NEVADA
Block C Flat 410	6100 Neil Road, Suite 500
Lotus Hill Golf Apartments	Reno, Nevada 89511
Lotus Hill Town, Panyu District	(775) 688-3061
Guangzhou, China 511440
(86) 20-8484-7776
(Address and telephone number of registrant's	(Name, address and telephone number of agent for
executive office)	service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate Offering	Registration Fee
Registered	Registered	Share	Price	[1]

Common Stock:	1,500,000	$0.10	$150,000	$16.06

[1 ]	Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

SINO CHARTER INC.
Shares of Common Stock
750,000 minimum - 1,500,000 Maximum

     Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is, however, no assurance that the shares will ever be quoted on the Bulletin Board.

     We are offering up to a total of 1,500,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 750,000 shares minimum, 1,500,000 shares maximum. The offering price is $0.10 per share. In the event that 750,000 shares are not sold within the 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 750,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at JPMorgan Chase Bank. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

     There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

     Our common stock will be sold on our behalf by our officers and directors. They will not receive any commissions or proceeds from the offering for selling shares on our behalf.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.040	$0.060
Per Share - Maximum	$0.10	$0.020	$0.080
Minimum	$75,000	$30,000	$45,000
Maximum	$150,000	$30,000	$120,000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is _______________________.

SUMMARY OF OUR OFFERING

Our business

     We are a start-up stage company. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We are developing a website (www.sinocharter.com) that will offer jet chartering and other travel related services primarily to western business executives within Asia.

     Our principal executive office is located at Block C Flat 410, Lotus Hill Golf Apartments, Lotus Hill Town, Panyu District, Guangzhou, China 511440 and our telephone number is (86) 20-8484-7776. Our registered agent for service of process is the Corporation Trust Company of Nevada, located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is November 30.

The offering

     Following is a brief summary of this offering:

Securities being offered	A minimum of 750,000 shares of common stock and a
maximum of 1,500,000 shares of common stock, par value
$0.00001.
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 270
days.
Net proceeds to us	$45,000 assuming the minimum number of shares is sold.
$120,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan and working capital.
Number of shares outstanding before
the offering	10,000,000
Number of shares outstanding after the
offering if all of the shares are sold	11,500,000

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of November 30, 2006
(Audited)
Balance Sheet
Total Assets	$975
Total Liabilities	$11,464
Stockholders’ Equity (Deficit)	$10,489
Period from
October 30, 2006
(date of inception)
to November 30, 2006
(Audited)
Income Statement
Revenue	$0
Total Expenses	$10,589
Net Profit (Loss)	$10,589

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with SINO CHARTER INC.

     1. Because our auditors have issued a going concern opinion and because our officers and directors will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

     Our auditors have issued a going concern opinion. This means that there is doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus we have not commenced operations. Because our officers and directors are unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

     2. We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

     We were incorporated on October 30, 2006 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $10,589. Deferred offering costs of $10,000 consist of legal fees incurred in connection with the offering of securities under this registration statement. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to locate purveyors who will provide their services/properties for resale to our clients
*	our ability to attract clients who will buy our services from us and our website
*	our ability to generate revenues through the sale of our services

     Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     3. We have no clients and we cannot guarantee we will ever have any. Even if we obtain clients, there is no assurance that we will make a profit.

     We have no clients. We have not identified any clients and we cannot guarantee we ever will have any. Even if we obtain clients, there is no guarantee that we will be able to locate purveyors of services who are willing to provide their services or properties for resale to our clients, or that our clients will use our website to buy the products/services being offered. If we are unable to attract enough purveyors of services to offer their products/services for resale to us to offer our clients, or enough clients to buy the products/services from us and our website to operate profitably we will have to suspend or cease operations.

     4. We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

     We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $75,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the process of locating, sourcing and negotiating with resorts, airlines, hotels and other providers of luxury services to form strategic alliances. It will also enable us to initiate development on our website, begin the gathering of information for our database, initiate the development of our marketing plans and initiate the development of marketing and support material such as brochures, flyers and “fact sheets.” We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

     5. Because we are small and do not have much capital, we must limit marketing our services to potential clients and purveyors. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

     Because we are small and do not have much capital, we must limit marketing our website to potential clients and purveyors of services. The sale of products/services via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to buy or purveyors to sell products/services to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

     6. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting purveyors and clients and result in a lack of revenues that may cause us to suspend or cease operations.

     Our sole officer and director, Bradley W. Miller, will only be devoting limited time to our operations. Bradley W. Miller, our president and sole director will be devoting approximately 15 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

     7. Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire individuals or suspend or cease operations.

     Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

     8. Because most of our assets and our sole officer and director is located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

     Our sole officer and director, while a U.S. citizen, is located outside the United States, and our assets and most of his assets are located outside the United States. As a result, it may be difficult for you to effect service of process or enforce within the United States, any judgments obtained against us or our sole officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, it is unlikely that the courts of China and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our sole officer and director predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China or other jurisdictions against us or our sole officer and director predicated upon the securities laws of the United States or any state thereof.

     9. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     10. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

     Our offering is being made on a self-underwritten $75,000 minimum, $150,000 maximum basis. The table below sets forth the use of proceeds if $75,000 or $150,000 of the offering is sold.

75,000		$150,000
Gross proceeds	$75,000	$150,000
Offering expenses	$30,000	$30,000
Net proceeds	$45,000	$120,000

The net proceeds will be used as follows:

Website development	$10,000	$15,000
Database	$5,000	$15,000
Marketing and advertising	$7,500	$17,500
Establishing an office	$5,000	$5,000
Salaries	$0	$35,000
Audit, accounting and filing fees	$7,000	$7,000
Attending industry trade shows	$5,000	$15,000
Working capital	$5,500	$10,500

     Total offering expenses are $30,000 comprised of $20,000 for legal fees; $7,983.94 for accounting and auditing fees; $500 for our transfer agent; $500 for printing; $16.06 for filing fee, and, $1,000 for state securities registrations.

     Upon the completion of this offering, we intend to immediately initiate the development of our website www.sinocharter.com. We intend to hire an outside web designer to assist us in designing and building our website. We intend to develop and maintain a database of potential clients who have either established or have indicated a preference to travel in luxury. We will identify those travelers who would enable us to fulfill our objective to offer jet chartering and other travel related services primarily to western business executives within Asia. The initial names to be inputted into the database will be culled from the past clients of our president, Mr. Miller. We will identify other candidates for our database from information available from business journals, other Internet web sites, the business and travel sections of the newspapers, magazines, periodicals and information we accumulate and seek alliances and collaboration with charter airlines, hotels, lodges, resorts and travel agencies. The feasibility of collecting the data is high. We believe it will take approximately two months to create a workable database. We do not know how many individuals fit into the client profile that we have identified - business executives and other professionals seeking value-added services to their travel.

     We intend to begin assembling our database with potential customers we locate throughout Western United States, Canada and China. The estimated cost to develop and maintain the database is $5,000 to $15,000.

     Marketing and advertising will be focused on promoting our website to prospective travelers based on the list of prospects developed from our database and the market survey. The advertising campaign will include the design and printing of various sales materials. The cost of developing the campaign is estimated to be between $7,500 and $17,500.

     We intend to establish an office to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations.

     If we raise the maximum amount under this offering, we intend to pay salaries to either our officer, employees or outside consultants to assist our officer in managing our business. In addition, we intend to hire one or two sales employees to handle Internet transactions with our clients.

     Working capital is the cost related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $150,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of November 30, 2006, the net tangible book value of our shares of common stock was a deficit of $10,489 or Nil per share based upon 10,000,000 shares outstanding.

If 100% of the Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 11,500,000 shares to be outstanding will be $109,511 or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 13.04% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 86.96% of the total number of shares then outstanding, for which they have made contributions of cash totaling $100 or $0.00001 per share.

If 1,125,000 Shares Are Sold:

     Upon completion of this offering, in the event 1,125,000 shares are sold, the net tangible book value of the 11,125,000 shares to be outstanding will be $72,011, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

     After completion of this offering, if 1,125,000 shares are sold, you will own approximately 10.11% of the total number of shares then outstanding for which you will have made a cash investment of $112,500, or $0.10 per share. Our existing stockholders will own approximately 89.89% of the total number of shares then outstanding, for which they have made contributions of cash totaling $100 or $0.00001 per share.

If the Minimum Number of the Shares Are Sold:

     Upon completion of this offering, in the event 750,000 of the shares are sold, the net tangible book value of the 10,750,000 shares to be outstanding will be $34,511, or approximately nil per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to nil per share.

     After completion of this offering, if 750,000 shares are sold, you will own approximately 6.98% of the total number of shares then outstanding for which you will have made a cash investment of $75,000, or $0.10 per share. Our existing stockholders will own approximately 93.02% of the total number of shares then outstanding, for which they have made contributions of cash totaling $100 or $0.00001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all Shares Sold

Price per share		$0.10
Net tangible book value per share before offering	$	nil
Potential gain to existing shareholders		$120,000
Net tangible book value per share after offering		$109,511
Increase to present stockholders in net tangible book value per share after offering		$0.01
Capital contributions		$100
Number of shares outstanding before the offering		10,000,000
Number of shares after offering		11,500,000
Percentage of ownership after offering		86.96%

Purchasers of Shares in this Offering if all Shares Sold

Price per share		$0.10
Dilution per share		$0.09
Capital contributions		$150,000
Number of shares after offering held by public investors		1,500,000
Percentage of ownership after offering		13.04%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share		$0.10
Dilution per share		$0.09
Capital contributions		$112,500
Number of shares after offering held by public investors		1,125,000
Percentage of ownership after offering		10.11%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share		$0.10
Dilution per share		$0.10
Capital contributions		$75,000
Number of shares after offering held by public investors		750,000
Percentage of ownership after offering		6.98%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering 1,500,000 shares of common stock on a self-underwritten basis, 750,000 shares minimum, 1,500,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at JPMorgan Chase Bank. Its telephone number is (918) 293-4350. The funds will be maintained in the separate bank until we receive a minimum of $75,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $75,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $75,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

     If the changes above occur, any new offering may be made by means of a post-effective amendment.

     We will sell the shares in this offering through our sole officer and director, Mr. Bradley W. Miller. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Bradley W. Miller, is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     We intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

     We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, and/or outside the United States of America.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement
2.	deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to SINO CHARTER INC.

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

     We were incorporated in the State of Nevada on October 30, 2006. We have not started operations. We are developing a website (www.sinocharter.com) that will offer jet chartering and other travel related services primarily to western business executives within Asia. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our business office is located at Block C Flat 410, Lotus Hill Golf Apartments, Lotus Hill Town, Panyu District Guangzhou, China 511440. Our telephone number is (86) 20-8484-7776.

     We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is prospective and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

     We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.

Services

     We intend to position ourselves as the premier jet charter booking service for the western executive traveler and the leisure traveler with jet chartering needs within Asia. Our target market will be made up of business executives and leisure travelers that would like to use our website for Asian jet charter booking, itinerary support, relevant decision making information, pictures, toll free services, etc all in one convenient place.

     We plan to assign an experienced travel concierge who is continually standing by to ensure that every aspect of our customer’s journey, even a last-minute trip, exceeds their expectations. Our focus will be on the customer’s schedule, the speed and precision at which they need things done, and the impeccable attention to detail to which upper end clients demand.

     We do not own any jets and do not have plans to own jets. We will only offer booking services for pre-existing jet charter companies.

     We intend to offer the following services:

*	Jet Charter Booking
*	Trip Itinerary Planning
*	Customized Tours
*	Air and Ground Transportation
*	Hotel/Resort arrangements
*	Concierge Service
*	Leisure Activities Coordination
*	Event Referral and Tickets
*	Dinners and Spa Referral and Reservations
*	Event and Conference Planning
*	Sales Conferences
*	Executive Meetings
*	Training Seminars

     We will assist in organizing meetings and conferences. We will assist in site selection, room reservations, transportation and all other aspects of the meetings as required.

     We will book all aspects of the corporate and leisure travel for our clients and will create a database of information that will enable us to immediately identify the client's personal preferences. Our goal is not only to meet the travel needs of our clients, it is to anticipate them.

Website

     Currently our website is undeveloped. We do not intend to initiate the development of our website until this offering is completed.

     Upon completion of our public offering, we intend to hire an outside technology provider to develop our website. The IT company we hire will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, Microsoft ASP and NET support, unlimited FTP access, hotmetal/miva script, shopping cart, secure transactions signio support and cybercash support. The foregoing will allow us to transact the sale of our products/services, promote our products/services in an attractive fashion, and communicate with our clients on-line.

     Our website will become the virtual business card and portfolio for us as well as our online "home." It will showcase past and current clients, subject to their consent, and the variety of services that we offer.

     The website will further exhibit links to the service providers that we have entered into strategic alliances with. The links would provide the client with a virtual view of the destinations that we represent and events taking place in the area they are intending to visit. In the future, the website may also offer links to Asian restaurants and spas.

     We believe that the lack of financial security on the Internet has been hindering economic activity. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption.

     There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. We are now considering risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts in our system specifications and in the security precautions in the development of our website. There is no assurance that such security precautions will be successful.

     Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception in October 2006. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based service provider of luxury travel to corporate clients, business executives and other professionals.

     The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Marketing Strategy

     We intend to negotiate strategic alliances with the larger jet charter companies. While most of these companies have their own websites for booking jet chartering to Asia, few, if any, specialize in jet chartering within Asia.

     We intend on developing working relationships with the top-rated air charter carriers in the U.S., giving us the ability to match our customer’s itinerary with the world's finest luxury jets and most experienced air and ground crews. When it comes to safety and service, we intend to only form relationships with the safest charter companies.

     We intend on developing strong strategic relationships with large Chinese travel agents as referrals from these agents may generate a strong customer base. We expect this to be a commission based referral program.

We intend to capitalize on several upcoming events in China including:

*	2008 Olympics in Beijing
*	2010 Shanghai World Trade Fair
*	Annual Guangdong jewelry and furniture trade shows

     We also intend to negotiate strategic alliances with Asian resorts and restaurants. We will offer direct advertising of those resorts that we enter into strategic alliances with through a link on our website, through flyers and promotional material that we create, and through personal selling in exchange for a commission based percentage of the sale of rooms, tours or other services booked by a client introduced by us.

     We plan to attend industry trade shows that are oriented towards creating opportunities for us to develop important strategic alliances with luxury properties in China. This would be an opportunity to meet and network with hundreds of luxury service providers.

     Initially we intent to aggressively court the key database of corporate contacts provided by our President, Bradley Miller in order to attract initial clients and strategic partners. We also intend to attract and add new clients through our website.

      Other methods of communication will include:

*	Email mailings - regular e-mailings to potential customers with updated company information and special offers
*	Direct mail - brochures and newsletters
*	Sampling - occasionally a discounted service package may be offered as a trade-in-kind to a visible and vocal trendsetter such as an advertising agent for a magazine or radio station.
*	Informal marketing/networking - activities such as joining organizations or attending tradeshows and conferences.

Customer-based marketing will include:

*	Emphasizing repeat sales to clients who have used our services
*	Exploring additional sales tactics to increase the total revenue per client through the sale of extra services
*	Additional sales facilitated by links to our website
*	Strategic partnerships such as cooperative advertising
*	Special offers and promotions such as limited time offers or seasonal promotions.

Website Marketing Strategy

     Web marketing will start with our known contacts whom we will ask to recommend our site. We will continue the strategy with long-term efforts to develop recognition in professional forums. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options, especially with Chinese travel agents catering to western professionals.

Revenue

     Initially, we intend to generate revenue from two sources:

     By entering into strategic alliances with jet charter companies, resorts and hotels to receive a percentage based commission of travel package or room booking generated by us;

     By charging a fee to the customer for arranging travel assistance and/or concierge service.

     We intend to develop and maintain a database of all our clients so that we can anticipate their personal preferences in specific airlines, types of restaurants, type of recreational activities etc. That database will enable us to anticipate the needs and desires of our clients.

Competition

     The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

     Most hotels and resorts have their own websites and upon initiating our website operations, we will be competing with the foregoing. We intend to differentiate ourselves by offering a much more personalized service. We will handle all aspects of the travel arrangements - air travel, hotel accommodations, car rental, limousine pick-up, floral arrangements, dinner, tickets for theater productions or shows, having your suit or dress pressed, down to ensuring that a specific brand of water is available in the room. We intend to act as a personal concierge or executive assistant throughout the duration of the trip.

     The travel market is a small niche market and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established travel agencies with records of success will attract qualified clients away from us. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of the range of services and the quality of services that we intend to provide.

     Bradley Miller, our president will be devoting approximately 15 hours a week of his time to our operations. Once we begin operations, and are able to attract more and more clients to use our services, Mr. Miller has agreed to commit more time as required. Because Mr. Miller will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Marketing

     We intend to market our website in Asia, the United States and in Canada through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers/mailers. We also intend to attend tradeshows and conferences. We may utilize inbound links that connect directly to our website from other sites. Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites.

Insurance

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

     We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Offices

Our offices are located at:

Block C Flat 410
Lotus Hill Golf Apartments
Lotus Hill Town, Panyu District
Guangzhou, China 511440
Telephone: (86) 20-8484-7776.

     This is the apartment of our president, Bradley W. Miller in China. We use this apartment in consideration of the payment of $50 per month.

Government Regulation

     We are not currently subject to direct Chinese, federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However,

the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.

     We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

     Other than the foregoing, no governmental approval is needed for the sale of our services.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of services for products to sell and source out clients to buy our services. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully negotiate strategic alliances with purveyors of services to enable us to offer these services to our clients, or if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

     If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

     Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

     Upon completion of our public offering, our specific goal is to profitably sell our services on our Internet website to the budget conscious traveler. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately begin establishing a new office and acquire the equipment we need to begin operations. Establishing our offices will take 7-10 days. We believe that it will cost $5,000 to establish our office. We do not intend to hire employees unless we raise the maximum amount of this offering. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3.

After our office is established, which we said should be 7-10 days after completing our offering, we intend to contact and negotiate with high-end five-star resorts, hotels, retreats, spas, limousine services and private charter airlines to offer their products and services on our website. We will also develop strategic relationships with travel agents, convention centers and spas. We plan to attend industry trade shows that are oriented towards creating opportunities for us to develop important relationships with the management of properties in China, the US, and Canada. Once we have signed up a minimum of three exclusive resorts or retreats, we will hire an outside web designer to begin development on our website. We believe we should have the minimum of three strategic alliances negotiated and signed within 30 days of setting up our office. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As more service providers are added and as our customer database expands, we will have to be continually upgrading the website. We believe that it will cost up to $10,000 in order to have our website initially operational and $5,000 to have our database initially ready to receive information.  Both the initial operation of the website and the database is anticipated to be ready within 60 days from the start date. The start date will be once a minimum of three resorts or retreats have agreed to let us represent them. As additional alliances are negotiated with service providers, we will up-grade the website. As our customer base increases we will up-grade the database. Both upgrades will be ongoing during the life of our operations.

4.

As soon as our website is operational, which as we have said will be approximately 60 days from setting up our office, we will begin to market our website in China, the United States and in Canada through traditional sources such as trade magazines, conventions and conferences, newspaper advertising, billboards, telephone directories and flyers/mailers. We also intend to attend tradeshows and conferences. We intend to target business executives, corporations and high-income individuals to become potential users of our services. Initially we will aggressively court the key database of corporate contacts provided by our president, Bradley W. Miller. We may utilize inbound links that connect directly to our website from other sites.  Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites. We believe that it will cost a minimum of $7,500 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote an additional $10,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days from its initiation, or 90 days from setting up our office.

5.

Our marketing program will combine sourcing out service providers as well as clients to utilize those services. The process of sourcing out service providers includes identifying owners and management of resorts, hotels, retreats, spas, private charter companies, etc. via the Internet and research in trade magazines and directories. This process will start as soon as our office is operational and will be ongoing during the life of our operations. Sourcing potential clients may consist of telephone surveys and may contain questions that would “qualify” the potential clients. It will also involve research into existing databases available via the Internet to target and extract the applicable names and contacts to create our own customized database. We intend to look into the databases of travel journals, business magazines, newspapers, trade magazines as well as telephone directories. The cost to source and analyze all of the material to identify suitable candidates to develop and maintain the database is estimated to be $5,000 to $15,000.

6.

Within 90 days from the initial launch of our website, we believe that we will begin booking travel arrangements for our clients. Once the website is fully operational and we have begun to book travel arrangements for our customers, we intend to hire 1 or 2 part-time salesperson(s) to call on additional hotels, resorts and service providers to introduce them to our website, provided we raise the maximum amount of the offering.

     In summary, we should be in full operation and receiving orders within 100 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

     Until our website is fully operational, we do not believe that clients will use our services to book their travel arrangements. We believe, however, that once our website is operational and we are able to provide a wide selection of services that we can offer to potential clients, they will utilize our services as their “personal concierge” for their travel needs.

     If we are unable to negotiate suitable terms with service providers to enable us to represent their companies, or if we are unable to attract clients to use our services, we may have to suspend or cease operations.

     If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     To become profitable and competitive, we have to locate and negotiate agreements with service providers to allow us to represent them for a percentage-based commission. We then have to locate clients to book those services through us. We are seeking equity financing to provide for the capital required to implement our operations.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on October 30, 2006 to November 30, 2006

     Since inception, we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared an internal business plan. We have reserved the domain name “www.sinocharter.com”. Our loss since inception is $10,589, all of which is for the general and administrative expenses. Deferred offering costs of $10,000 consist of legal fees incurred in connection with the offering of securities under this registration statement. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

     Since inception, we sold 10,000,000 shares of common stock to our sole officer and director in consideration of $100.

Liquidity and capital resources

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     In November 2006, we issued 10,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

     As of November 30, 2006, our total assets were $975 and our total liabilities were $11,464. As of December 31, 2006, we had cash of $975.

MANAGEMENT

Officers and Directors

     Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officer and director is set forth below:

Name and Address	Age	Position(s)
Bradley W. Miller	39	president, chief executive officer, secretary/treasurer,
Suite 12B2, Hanwei Plaza		chief financial officer, and the sole member of the board
7 Guanghua Road		of directors
Lotus Hill Golf Apartments
China 100004

     The person named above has held his offices/positions since our inception and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Bradley W. Miller

     Since October 30, 2006, Mr. Miller has been our president, chief executive officer, secretary/treasurer, chief financial officer, principal accounting officer and the sole member of the board of directors. Since April 2002, Mr. Miller has been the president of Venditio Corp., a corporation located in Oklahoma engaged in the business of distributing PC and Console Video Games to the public. From January 2000 to January 2001, Mr. Miller was business development director for Payments Group in Hong Kong. Payments Group is engaged in the business of payment processing. From January 2001 to February 2002, Mr. Miller was API Project Manager for Wiltel Communications.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     There are no conflicts of interest. Further, we have not established any policies to deal with possible future conflicts of interest.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us from inception on October 30, 2006 through November 30, 2006, for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

SUMMARY COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Bradley W. Miller	2006	0	0	0	0	0	0	0	0
President, Treasurer,	2005	0	0	0	0	0	0	0	0
Secretary	2004	0	0	0	0	0	0	0	0

     We have not paid any salaries in 2007, and we do not anticipate paying any salaries at any time in 2007. We will not begin paying salaries until we have adequate funds to do so.

     The following table sets forth the compensation paid by us from inception on October 30, 2006 through November 30, 2006, for each or our directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named director.

DIRECTOR COMPENSATION

Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Bradley W. Miller	2006	0	0	0	0	0	0

     Our director does not receive any compensation for serving as a member of the board of directors.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

     We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

     As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

     Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares	Before the	the Shares are	Assuming all of the
Before
Beneficial Owner	the Offering	Offering	Sold	Shares are Sold
Bradley W. Miller [1]	10,000,000	100.00%	10,000,000	86.96%
Block C Flat 410
Lotus Hill Golf Apts.
Lotus Hill Town
Panyu District
Guangshou, China 511440
All Officers and Directors	10,000,000	100.00%	10,000,000	86.96%
as a Group (1 person)

[1]      The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Miller is the only "promoter" of our company.

Future sales by existing stockholders

     A total of 10,000,000 shares of common stock were issued to our sole officer and director. All of the shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed assuming the sale of all of the shares of common stock, present stockholders will own approximately 67.08% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares is at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

     In November 2006, we issued a total of 10,000,000 shares of restricted common stock to Bradley W. Miller, our sole officer and director in consideration of $100 cash.

     Mr. Miller allows us to us his apartment in China in consideration of a rental payment of $50 per month.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to November 30, 2006, included in this prospectus have been audited by Williams & Webster, P.S. Certified Public Accountants, Bank of America Financial Center, 601 West Riverside Street, Suite 1940, Spokane, Washington 99201, as set forth in its report included in this prospectus. Its report is given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is November 30th. We will provide audited financial statements to our stockholders on an annual basis.

     Our financial statements from inception to November 30 (audited), immediately follow:

SINO CHARTER, INC.

TABLE OF CONTENTS

Board of Directors
Sino Charter, Inc.
Tulsa, Oklahoma

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Sino Charter, Inc. (a development stage and Nevada corporation) as of November 30, 2006, and the related statements of operations, stockholder’s deficit and cash flows for the period from October 30, 2006 (inception) to November 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sino Charter, Inc. as of November 30, 2006 and the results of its operations, stockholder’s deficit and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues, limited resources and an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
December 27, 2006

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center * 601 W. Riverside, Suite 1940 * Spokane, WA 99201
Phone (509) 838-5111 * Fax (509) 838-5114 * www.williams-webster.com

SINO CHARTER INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET
NOVEMBER 30, 2006

ASSETS

CURRENT ASSETS
Cash	$975
TOTAL CURRENT ASSETS	975

TOTAL ASSETS	$975

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$10,463
Related party note payable	1,001
TOTAL CURRENT LIABILITIES	11,464

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDER'S DEFICIT
Preferred stock, $0.00001 par value; 100,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $0.00001 par value; 100,000,000 shares authorized,
10,000,000 shares issued and outstanding	100
Additional paid-in capital	-
Accumulated deficit	(10,589)
TOTAL STOCKHOLDER'S DEFICIT	(10,489)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$975

The accompanying notes are an integral part of these financial statements.

SINO CHARTER INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS

		From October 30,
		2006 (Inception)
		to November 30,
		2006

REVENUES		$-

COST OF SALES		-

Gross Profit		-

EXPENSES
Legal and accounting		10,413
License expense		125
Office expense		50
Total Expenses		10,588

LOSS FROM OPERATIONS		(10,588)

OTHER INCOME (EXPENSE)
Interest expense		(1)
Total Other Income (Expense)		(1)

LOSS BEFORE TAXES		(10,589)

INCOME TAX EXPENSE		-

NET LOSS		$(10,589)

BASIC AND DILUTED NET LOSS PER SHARE	$	nil

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED		10,000,000

The accompanying notes are an integral part of these financial statements.

SINO CHARTER INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDER'S DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholder's
	Shares	Amount	Capital	Deficit	Deficit
Balance, October 30, 2006	-	$-	$-	$-	$-
Common stock issued in private placement
for cash at $0.00001 per share	10,000,000	100	-	-	100

Net loss for the year ended November 30, 2006	-	-	-	(10,589)	(10,589)

Balance, November 30, 2006	10,000,000	$-	$-	$(10,589)	$(10,489)

The accompanying notes are an integral part of these financial statements.

SINO CHARTER INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS

From October 30,
2006 (Inception)
to November 30,
2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,589)
Adjustments to reconcile net loss to net cash
used by operations:
Increase (decrease) in accounts payable & accrued expenses	10,463
Increase (decrease) in accrued interest, related parties	1
Net cash used by operating activities	(125)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowing, related parties	1,000
Proceeds from sales of stock	100
Net cash provided by financing activities	1,100

NET INCREASE IN CASH	975

CASH - Beginning of period	-

CASH - End of period	$975

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

SINO CHARTER, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2006

NOTE 1 – DESCRIPTION OF BUSINESS

Sino Charter Inc, was incorporated on October 30, 2006 in the State of Nevada. The principal business of the Company is internet-based aircraft charter booking for East Asia.

The Company is in the development stage and as of November 30, 2006 had not realized any revenues from its planned operations. The Company’s year-end is November 30.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of Sino Charter Inc., is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (hereinafter “SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (hereinafter “FIN 48”), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

SINO CHARTER, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2006

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Standards No. 133 and 140” (hereinafter “SFAS No. 155”). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (“SPE”) may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

SINO CHARTER, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2006

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”, and SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Standards No. 133 and 140”. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At November 30, 2006 the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Revenue Recognition
The Company will recognize revenue from services upon actual performance of services. Revenue will thereby be recorded when there is persuasive evidence that an arrangement exists, services have been rendered, the service price is determinable, and collectibility is reasonably assured.

SINO CHARTER, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2006

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern
As shown in the accompanying financial statements, the Company had negative working capital of $10,489 and an accumulated deficit of $10,589 incurred through November 30, 2006. Management has established plans to begin generating revenues and decrease debt. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company anticipates that it will need $50,000 to continue in existence for the following twelve months. The Company expects to control its cash outflows based upon funds received.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At November 30, 2006, the Company had deferred tax assets of $3,600, principally arising from net operating loss carryforwards for income tax purposes calculated at an expected rate of 34%. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset was recorded at November 30, 2006. The significant components of the net deferred tax asset at November 30, 2006 was as follows:

SINO CHARTER, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2006

November 30,
2006

Net operating loss carryforward	$10,500

Deferred tax asset	$3,600
Deferred tax asset valuation allowance	(3,600)
Net deferred tax asset	$-

At November 30, 2006, the Company has net operating loss carryforwards of approximately $10,500 which expires in the 2026.

NOTE 3 – CAPITAL STOCK

Preferred Stock
The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001. As of November 30, 2006, the Company has not issued any preferred stock.

Common Stock
The Company is authorized to issue 100,000,000 shares of common stock, with a par value of $0.00001. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization on October 30, 2006, the Company issued 10,000,000 shares of common stock for a total of $100 cash to its sole director.

NOTE 4 – COMMITMENTS

Lease Payments
The Company has operating lease commitments for its office. The minimum annual lease commitments are as follows:

Panyu Office
2006	$50
2007	$550

SINO CHARTER, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
NOVEMBER 30, 2006

Registration with the Securities and Exchange Commission
The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $20,000. Of this amount, $10,000 was incurred when services began and is recorded as legal fees in the accompanying financial statements. The remaining $10,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

NOTE 5 – CONCENTRATIONS

Currently the Company is funded by one individual through short-term promissory notes. While it is unlikely that this individual will not loan additional amounts needed by the Company to fund activity until operations begin or funds are raised through the sale of its common stock, it is not guaranteed.

NOTE 6 – RELATED PARTY LOAN PAYABLE

The Company issued a promissory note, for a total of $1,000 on October 18, 2006, to the CEO of the Company. The note bears simple interest at the rate of 4% per annum, calculated annually from October 18, 2006. The note is due in one year and interest of $1 has been accrued and expensed as of November 30, 2006.

NOTE 7 - SUBSEQUENT EVENTS

Subsequent to the date of the financial statements, the Company received funds and issued an additional promissory note to its CEO for $2,000 with the same terms as the promissory note in Note 6.

     Until ___________________, 2007, ninety (90) days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 5 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$16.06
Printing Expenses	500.00
Accounting Fees and Expenses	7,983.94
Legal Fees and Expenses	20,000.00
Blue Sky Fees/Expenses	1,000.00
Transfer Agent Fees	500.00
TOTAL	$30,000.00

ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Bradley W. Miller	11/14/2006	10,000,000	$100.00
Block C Flat 410
Lotus Hill Golf Apartments
Lotus Hill Town, Panyu District
Guangshou, China 511440

     On November 14, 2006, we issued 10,000,000 shares of common stock as restricted securities to Bradley W. Miller, our sole officer and director, in consideration of $0.00001 per share or a total of $100. The shares were sold pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933 in that Mr. Miller was given all information that is contained in Part I of a Form SB-2 registration statement and Mr. Miller is a sophisticated investor. No form of general advertising was used by us and no commission was paid to anyone in connection with the sale of the securities.

ITEM 27.      EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1	Consent of Williams & Webster, P.S.
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

ITEM 28. UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

		(b)	reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)	For the purpose of determining any liability under the Securities Act, each post- effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.	To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tulsa, Oklahoma, on this 8th day of February, 2007.

SINO CHARTER INC.

BY: BRADLEY W. MILLER
Bradley W. Miller, President, Principal Executive
Officer, Secretary/Treasurer, Principal Financial
Officer, Principal Accounting Officer and a member
of the Board of Director